Exhibit 32

Certification pursuant to

18 U.S.C. Section 1350,

as adopted pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

Thomas Coughlin, President and Chief Executive Officer and Thomas P. Keating, Senior Vice President and Chief Financial Officer of BCB Bancorp, Inc. (the “Company”) each certify in his capacity as an officer of the Company that he has reviewed the quarterly report of the Company on Form 10-Q for the quarter ended June 30, 2019 and that to the best of his knowledge:

(1)	the report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

(2)	the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

The purpose of this statement is solely to comply with Title 18, Chapter 63, Section 1350 of the United States Code, as amended by Section 906 of the Sarbanes-Oxley Act of 2002.

Date: August 7, 2019	/s/ Thomas Coughlin
President and Chief Executive Officer (Principal Executive Officer)

Date: August 7, 2019	/s/ Thomas P. Keating
Senior Vice President and Chief Financial Officer (Principal Accounting and Financial Officer)